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                                                                  EXHIBIT 23.2




                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-15747 on Form S-3 and 33-93542 and 333-2824 of ENVOY Corporation on Form S-8 of our report dated February 10, 1995 (June 6, 1995 as to Note 3), appearing in this Annual Report on Form 10-K of ENVOY Corporation for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP

Nashville, Tennessee
March 24, 1997